Exhibit 2.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is entered into as of October 20, 2005, between EMC Corporation, a Massachusetts corporation (“Parent”), Epiphany Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (the “Stockholder”) of Captiva Software Corporation, a Delaware corporation (the “Company”).

WHEREAS, concurrently herewith, Parent, Merger Sub and the Company (together, the “Parties”) will enter into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) pursuant to which the Parties have agreed that Parent will acquire the Company through a merger of Merger Sub with and into the Company (the “Merger”) whereby at the Effective Time (as such term is defined in the Merger Agreement) all of the outstanding capital stock of the Company (the “Company Stock”) shall cease to be existing and shall become and convert into the right to receive a portion of the Merger Consideration (as such term is defined in the Merger Agreement) as set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder owns (either beneficially or of record) the securities of the Company set forth on the signature page hereto (the “Existing Securities” and, together with all other securities of the Company hereafter acquired by the Stockholder in any capacity prior to the termination of this Agreement, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, being collectively referred to herein as the “Shares”);

WHEREAS, the Stockholder acknowledges that he, she or it has received and reviewed a copy of the Merger Agreement;

WHEREAS, as an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub require that the Stockholder enter into, and the Stockholder has agreed to enter into, this Agreement;

WHEREAS, prior to the date hereof, Parent, Merger Sub and the Stockholder had no agreement, arrangement or understanding among themselves for the purpose of acquiring, holding, voting or disposing of any Company Securities;

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, agreements and covenants set forth herein and in the Merger Agreement, Parent and Merger Sub and the Stockholder, each intending to be legally bound, hereby agree as follows:

1. Representations and Warranties. The Stockholder hereby represents and warrants as follows:

(a) Organization; Authorization; Validity of Agreement. The Stockholder (if it is a corporation, partnership, trust or other legal entity) is duly organized and validly existing under the laws of its jurisdiction of organization and has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the undersigned and the consummation of the transactions contemplated hereby by the undersigned have been duly authorized by all necessary action on the part of the Stockholder and no other proceedings on the part of the Stockholder are necessary to authorize the execution or performance of this Agreement or any of the transactions contemplated hereby. The Stockholder, if a natural person, has the legal capacity, power and authority to enter into and perform all of the Stockholder’s obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms. If the Stockholder is married and any of the Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder’s spouse, enforceable against such person in accordance with its terms. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any trust agreement, voting agreement, stockholder’s agreement or voting trust.

(b) Consents and Approvals; No Violations. The Stockholder has full right, power and authority to execute this Agreement and to perform all of its obligations hereunder. The execution and delivery of this Agreement does not and the performance of this Agreement by the Stockholder will not (a) if the Stockholder is a corporation, partnership, trust or other legal entity, conflict with, violate or result in any breach of the certificate of incorporation, by-laws or other similar organizational documents of the Stockholder, (b) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) or result in the creation of any Lien (as defined below) on any property or assets of the Stockholder or, if applicable, any of the Stockholder’s subsidiaries, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, lease, permit, franchise, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of its properties or assets is bound or affected, or (c) conflict with or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Stockholder or any of its properties or assets. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization, or permit of, or (other than as contemplated by the Merger Agreement) filing with or notification to, any governmental or regulatory authority, domestic or foreign.

(c) Ownership of Shares. On the date hereof, the Stockholder is the record and beneficial owner (used herein as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of that number of Existing Securities set forth opposite the

Stockholder’s name on the signature page hereto. Except with respect to any Existing Securities transferred in a Permitted Transfer pursuant to Section 2(e) hereof, the undersigned has sole power of disposition and sole voting power with respect to all of the Existing Securities owned by the Stockholder and has sole power to demand dissenter’s or appraisal rights, in each case with respect to all of the Existing Securities owned by the Stockholder with no restrictions on such rights, subject to applicable corporation or securities laws and the terms of this Agreement. Any 10b5-1(c) stock trading plan or program that exists with respect to the Existing Securities has been suspended as of the date hereof. The Stockholder will have sole power of disposition and sole voting power with respect to any other Shares, if any, which become beneficially owned by the Stockholder and sole power to demand dissenter’s or appraisal rights, in each case with respect to all such Shares, if any, which become beneficially owned by the Stockholder prior to the termination of this Agreement with no restrictions on such rights, subject to applicable corporation or securities laws and the terms of this Agreement.

(d) No Encumbrances. The Existing Securities and the certificates representing such shares are now, and the Shares and the certificates representing such shares at all times during the term hereof will be, held by the Stockholder, free and clear of all claims, liens, charges, security interests, proxies, pledges, charges, equities, options, voting restrictions, rights of first refusal, voting trusts or agreements, understandings or arrangements and any other encumbrances of any kind or nature whatsoever (collectively, “Liens”), subject to applicable corporation or securities laws and the terms of this Agreement. The representations and warranties in this Section 1(d) shall not apply to any Existing Securities or Shares to the extent transferred in a Permitted Transfer pursuant to Section 2(e) hereof.

(e) Brokers and Intermediaries. Other than as described in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company or the Stockholder in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

2. Agreements.

(a) Agreement to Vote. The Stockholder hereby agrees, that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or the termination of the Merger Agreement or this Agreement in accordance with their respective terms, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, the Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by the Stockholder (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof, and each of the actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof or thereof; (b) against any action or agreement that is intended to, or could reasonably be expected to, impede, interfere with, or prevent the Merger or any condition precedent for the Merger from being satisfied, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (c) except as specifically requested in writing by Parent or Merger Sub in advance, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries or affiliates; (ii) to the extent prohibited by the Merger Agreement, a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries or affiliates or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries or affiliates; (iii)(A) any change in the board of directors of the Company; (B) any material change in the present capitalization of the Company or any amendment to the Company’s Certificate of Incorporation or Bylaws to the extent prohibited by the Merger Agreement; or (C) any other material change in the Company’s or any of its subsidiaries’ or affiliates’ corporate structure or business to the extent prohibited by the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination of the Merger Agreement in accordance with its terms to vote, commit, agree to take any action or give instructions in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

(b) Proxy. The Stockholder, by the execution of this Agreement, hereby grants to and appoints the President and Secretary of Merger Sub, in their respective capacities as officers of Merger Sub, and any individual who shall hereafter succeed to any such office of Merger Sub, and any other designee of Merger Sub, and each of them individually, the Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), which shall be coupled with an interest and shall be irrevocable to the fullest extent permitted by applicable law until the termination of the Merger Agreement in accordance with its terms, to vote all of the Shares as provided in Section 2(a) above. The Stockholder may vote the Shares in all other matters. As used in this Section 2(b), the term “vote” means and includes any vote (by ballot or otherwise), written consent or other exercise of the Stockholder’s consensual rights. The Stockholder shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby cancels and revokes any power of attorney and proxy previously granted by the Stockholder with respect to the Shares.

(c) No Solicitation. Prior to the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms:

i. The Stockholder shall not, directly or indirectly through advisors, agents or other intermediaries (and the Stockholder shall use reasonable efforts to cause such advisors, agents and other intermediaries not to, directly or indirectly), nor shall the Stockholder authorize any of its officers, directors, agents, representatives or advisors on its behalf (and the Stockholder shall use reasonable efforts to cause such officers, directors, agents, representatives and advisors not to, directly or indirectly) to, (i) solicit, initiate, resume, facilitate or encourage the initiation of any inquiries or proposals regarding any Acquisition Proposal (as such term is defined in the Merger Agreement) or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal, (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that if the Stockholder is also an officer or a member of the board of directors of the Company, nothing in this Section 2(c) shall prohibit the Stockholder in his capacity as an officer or a member of the board of directors of the Company from taking any action consistent with his fiduciary duties to the Company as a director or officer thereof, but only as and to the extent expressly permitted by Section 6.2 of the Merger Agreement.

ii. The Stockholder shall immediately cease any existing discussions or negotiations by him, her or it with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Stockholder agrees not to release any third party from the confidentiality provisions of any confidentiality agreement relating to an Acquisition Proposal or any proposal that could reasonably be expected to lead to an Acquisition Proposal to which the Stockholder is a party.

(d) Remedies; Injunctive Relief. It is acknowledged by the Stockholder that it will be impossible to measure in money the damages that would be suffered by Parent and Merger Sub if the Stockholder fails to comply with any of the obligations imposed on him pursuant to this Section 2 and that in the event of any such failure Parent and Merger Sub will be irreparably damaged and will not have an adequate remedy at law. Parent and Merger Sub shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any or all of the provisions of this Agreement, the Stockholder agrees not to raise the defense that there is an adequate remedy at law.

(e) Transfer and Encumbrance of Company Stock.

i. Prior to the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, the Stockholder shall not directly or indirectly: (a) except pursuant to or as contemplated by the Merger Agreement or Section 2(d)(ii) below, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, or other disposition of, or exercise any discretionary powers to distribute, any or all of the Shares owned by the Stockholder or any interest therein (each, a “Transfer”); (b) except as not prohibited hereby, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (c) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his or her obligations under this Agreement.

ii. Notwithstanding the forgoing, nothing contained herein shall restrict (x) a Transfer of any Existing Securities or Shares by the Stockholder to a Permitted Transferee (as defined below) who executes and delivers to Parent an agreement to be bound by the terms of this Agreement to the same extent as the Stockholder (a “Permitted Transfer”), or (y) the exercise of any option to purchase Company Stock.

As used herein, “Permitted Transferee” means (1) upon the death of the Stockholder, to the Stockholder’s executor, administrator or testamentary or inter vivos trustee or to the Stockholder’s parents (including step-parents), spouse or lineal descendants (including adopted children and step-children, if any) (each, a “Family Member”), or (2) to the Stockholder’s Family Members, or to a trust, the beneficiaries of which, or to a corporation, partnership or a limited partnership, the stockholders, limited or general partners or members of which, include only the Stockholder and/or the Stockholder’s Family Members.

(f) Merger Agreement. The Stockholder has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Merger Agreement, the Merger and the execution of this Agreement, and has independently, without reliance upon Parent and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that Parent has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Stockholder acknowledges that the agreements contained herein with respect to the Shares by the Stockholder are irrevocable.

(g) Waiver of Appraisal and Dissenter’s Rights. The Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

(h) Public Announcement. The Stockholder shall not make any public statements with respect to the transactions contemplated herein without the express written consent of Parent, except as required by law.

(i) Disclosure. The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission (the “SEC”) or the New York Stock Exchange (the “NYSE”), its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

(j) Additional Certificates, Consents and Other Agreements. The Stockholder agrees that it will execute such additional certificates, consents and other agreements as may reasonably be necessary to permit the consummation of the transactions contemplated by the Merger Agreement.

(k) Termination. This Agreement shall terminate: (i) by mutual written consent of Parent, Merger Sub and the Stockholder or (ii) automatically without any further action of any party hereto simultaneously with the termination of the Merger Agreement in accordance with its terms.

3. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without giving effect to the conflict of laws provisions thereunder.

(b) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(c) The Stockholder agrees that this Agreement and the obligations hereunder shall attach to all Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

(d) All notices and other communications pursuant to this Agreement shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by overnight prepaid courier, or by facsimile (receipt confirmed) to:

If to Parent or Merger Sub, to:

EMC Corporation

176 South Street

Hopkinton, MA 01748

Attention: Vice President, Corporate Development

Facsimile: (508) 435-8900

with a copy to:

EMC Corporation

176 South Street

Hopkinton, MA 01748

Attention: Office of the General Counsel

Facsimile: (508) 497-6915

If to the Stockholder:

To the address of the Stockholder set forth in the current records of the Company, or at such other address as the Stockholder shall provide to Parent by notice pursuant to the terms of this section;

with a copy to:

Dechert LLP

400 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Attention: Henry N. Nassau, Esq.

Facsimile: (215) 994-2222

(e) All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

(f) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(g) No representations, warranties and covenants of the Stockholder in this Agreement shall survive the Merger. The Stockholder shall have no liability hereunder except for any willful and material breach of this Agreement by the Stockholder.

(h) The covenants of the Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Stockholder, on the one hand, and the Company, Parent or Merger Sub, on the other. The existence of any claim or cause of action by the Stockholder against the Company, Parent or Merger Sub shall not constitute a defense to the enforcement of any of such covenants against the Stockholder.

(i) The rights and remedies of Parent and Merger Sub under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and Merger Sub under this Agreement, and the obligations and liabilities of the Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

(j) If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against the Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(k) No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(l) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(m) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Stockholder has hereby executed this Voting Agreement as of the date above first written.

Name of Stockholder (please print):

Signature of Stockholder:

Shares beneficially owned:

Shares of Common Stock: _____________________

Options to acquire ______ shares of Common Stock

Parent and Merger Sub hereby accept the foregoing Voting Agreement subject to the terms and conditions hereof as of the date above first written.

EMC CORPORATION

By:
Name:
Title:

EPIPHANY MERGER CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO VOTING AGREEMENT